Exhibit 99.1

KIDPIK Reports First Quarter 2023 Financial Results

NEW YORK—Kidpik Corp. (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for the first quarter ended April 1, 2023.

First Quarter 2023 Highlights:

●	Revenue, net: was $4.0 million, a year over year decrease of 6.9%
●	Gross margin: was 59.8%, a year over year decrease of 10 basis points from 59.9% in the first quarter of 2022
●	Shipped items: were 340,000 items, compared to 371,000 shipped items in the first quarter of 2022
●	Average shipment keep rate: decreased to 68.1%, compared to 70.4% in the first quarter of 2022
●	Net Loss: was $1.95 million or $0.25 per share
●	Adjusted EBITDA: was a loss of $1.65 million

“In the first quarter, we continued to execute our plan to reduce inventory levels and generate cash flow while maintaining a consistent gross margin of about 60%,” commented Ezra Dabah, CEO of Kidpik.

“Looking forward, we are focused on improving our conversion rate across key channels, brand building, implementing efficiency initiatives, and increasing our average dollar sale per subscription box that we believe will further strengthen our foundation for long-term growth. Our complimentary styling service that delivers convenience, value, and style continues to attract long-term, engaged customers,” concluded Dabah.

Kidpik Corp.

Condensed Interim Statements of Operations

(Unaudited)

	13 Weeks Ended
	April 1, 2023	April 2, 2022
Revenue, net	$4,029,478	$4,325,997

Cost of goods sold	1,619,226	1,733,914

Gross profit	2,410,252	2,592,083

Operating expenses
Shipping and handling	1,189,222	1,132,084
Payroll, related costs and equity-based compensation	1,111,101	1,599,236
General and administrative	2,024,562	1,930,893
Depreciation and amortization	10,689	5,665

Total operating expenses	4,335,574	4,667,878

Operating loss	(1,925,322)	(2,075,795)

Other expenses (income)
Interest expense	25,190	21,674
Other income	—	(286,794)

Total other expenses (income)	25,190	(265,120)

Net loss	$(1,950,512)	$(1,810,675)

Net loss per share attributable to common stockholders:
Basic	$(0.25)	$(0.24)
Diluted	$(0.25)	$(0.24)
Weighted average common shares outstanding
Basic	7,688,194	7,617,834
Diluted	7,688,194	7,617,834

Kidpik Corp.

Condensed Interim Balance Sheets

	April 1, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$264,669	$600,595
Restricted cash	4,618	4,618
Accounts receivable	192,718	336,468
Inventory	11,110,934	12,625,948
Prepaid expenses and other current assets	905,574	1,043,095
Total current assets	12,478,513	14,610,724

Leasehold improvements and equipment, net	132,506	67,957
Operating lease right-of-use assets	1,335,385	1,469,665
Total assets	$13,946,404	$16,148,346

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$1,716,630	$2,153,389
Accounts payable, related party	1,338,047	1,107,665
Accrued expenses and other current liabilities	395,646	587,112
Operating lease liabilities, current	384,681	438,957
Short-term debt, related party	2,050,000	2,050,000
Total current liabilities	5,885,004	6,337,123

Operating lease liabilities, net of current portion	994,682	1,061,469

Total liabilities	6,879,686	7,398,592

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of April 1, 2023 and December 31, 2022, respectively	-	-
Common stock, par value $0.001, 75,000,000 shares authorized, of which 7,688,194 shares are issued and outstanding as of April 1, 2023 and December 31, 2022, respectively	7,688	7,688
Additional paid-in capital	50,543,987	50,276,511
Accumulated deficit	(43,484,957)	(41,534,445)
Total stockholders’ equity	7,066,718	8,749,754
Total liabilities and stockholders’ equity	$13,946,404	$16,148,346

Kidpik Corp.

Condensed Interim Statements of Cash Flows

(Unaudited)

	13 Weeks Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities

Net loss	$(1,950,512)	$(1,810,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,689	5,665
Equity-based compensation	267,476	617,164
Bad debt expense	80,153	93,142
Changes in operating assets and liabilities:
Accounts receivable	63,597	66,171
Inventory	1,515,014	(650,649)
Prepaid expenses and other current assets	137,521	81,608
Operating lease right-of-use assets and liabilities	13,217	1,896
Accounts payable	(436,759)	28,282
Accounts payable, related parties	230,382	(194,142)
Accrued expenses and other current liabilities	(191,466)	(472,125)

Net cash flows used in operating activities	(260,688)	(2,233,663)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	(75,238)	(17,018)
Net cash used in investing activities	(75,238)	(17,018)
Cash flows from financing activities
Net repayments from advance payable	-	(735,126)
Net cash used in financing activities	-	(735,126)
Net decrease in cash and restricted cash	(335,926)	(2,985,807)

Cash and restricted cash, beginning of period	605,213	8,420,500
Cash and restricted cash, end of period	$269,287	$5,434,693

Reconciliation of cash and restricted cash:
Cash	$264,669	$5,430,075
Restricted cash	4,618	4,618
	$269,287	$5,434,693
Supplemental disclosure of cash flow data:
Interest paid	$-	$3,890
Supplemental disclosure of noncash investing and financing activities:
Record right-of-use asset and operating lease liabilities	$-	$418,951

Revenue by Channel

	13 weeks ended April 1, 2023	13 weeks ended April 2, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$2,971,567	$3,483,851	$(512,284)	(14.7)%
3rd party sellers	436,298	549,500	(113,202)	(20.6)%
Online website sales	621,613	292,646	328,967	112.4%
Total revenue	$4,029,478	$4,325,997	$(296,519)	(6.9)%

Subscription Boxes Revenue

	13 weeks ended April 1, 2023	13 weeks ended April 2, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$2,401,026	$3,136,569	$(735,543)	(23.5)%
New subscriptions - first box	570,541	347,282	223,259	64.3%
Total subscription boxes revenue	$2,971,567	$3,483,851	$(512,284)	(14.7)%

Revenue by Product Line

	13 weeks ended April 1, 2023	13 weeks ended April 2, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$3,047,756	$3,256,893	$(209,137)	(6.4)%
Boys’ apparel	787,159	867,794	(80,635)	(9.3)%
Toddlers’ apparel	194,563	201,310	(6,747)	(3.4)%
Total revenue	$4,029,478	$4,325,997	$(296,519)	(6.9)%

Balance Sheet and Cash Flow

●	Cash at the end of the first quarter totaled $0.3 million compared to $0.6 million as of 12/31/2022.
●	Net cash used in operating activities was $0.3 million compared to $2.2 million of cash used in operating activities in the first quarter of 2022.
●	As of April 1, 2023, we had $12.5 million in total current assets, $5.9 million in total current liabilities and a working capital of $6.6 million.

RESULTS OF OPERATIONS

The Company’s revenue, net is disaggregated based on the following categories:

	April 1, 2023	April 2, 2022
Revenue by channel
Subscription boxes	$2,971,567	$3,483,851
3rd party websites	436,298	549,500
Online website sales	621,613	292,646
Total revenue	$4,029,478	$4,325,997

Gross Margin

	For the 13 weeks ended
	April 1, 2023	April 2, 2022

Gross margin	59.8%	59.9%

Gross profit is equal to our net sales less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, returns from customers, inventory write-offs, and other miscellaneous shrinkage.

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, Amazon and online website sales.

	For the 13 weeks ended
	(In thousands)
	April 1, 2023	April 2, 2022

Shipped Items	340	371

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers divided by total number of shipped items in a given period.

	For the 13 weeks ended
	April 1, 2023	April 2, 2022

Average Shipment Keep Rate	68.1%	70.4%

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. This non-GAAP financial measure may be different than similarly titled measures used by other companies.

Our non-GAAP financial measure should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	Adjusted EBITDA does not reflect certain non-routine items that may represent a reduction in cash available to us; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measure, please see the section titled “Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)”, included at the end of this release.

Adjusted EBITDA

Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define adjusted EBITDA as net loss excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, and equity-based compensation expense. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the 13 weeks Ended
	April 1, 2023	April 2, 2022
Net loss	$(1,950,512)	$(1,810,675)
Add (deduct):
Interest expense	25,190	21,674
Other income, net	-	(286,794)
Depreciation and amortization	10,689	5,665
Equity-based compensation	267,476	617,164

Adjusted EBITDA	$(1,647,157)	$(1,452,966)

Earnings Call Information:

Today at 4:30pm ET, the company will host a live teleconference call that is accessible over the internet at the company’s website, https://investor.kidpik.com and additionally by dialing at 1-877-407-9039 or at 1-201-689-8470 for international callers.

A replay of the conference call will be available approximately two hours after the conclusion of the call on the investor relations section of the KIDPIK website at https://investor.kidpik.com or by dialing 1-844-512-2921, or 1-412-317-6671, internationally, with the Replay Pin Number: 13738787. The replay will be available until May 23, 2023.

About Kidpik Corp.

Founded in 2016, KIDPIK (NASDAQ:PIK) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the federal securities laws, including The Private Securities Litigation Reform Act of 1995, which provide a safe-harbor for forward-looking statements. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of such laws, and are subject to the safe harbor created by such applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of KIDPIK to be materially different than those expressed or implied in such statements. The forward-looking statements may include projections and estimates of KIDPIK’s corporate strategies, future operations and plans, including the costs thereof. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including our history of losses, our ability to achieve profitability, our potential need for additional funding and the availability and terms of such funding; our ability to execute our growth strategy and scale our operations and risks associated with such growth, our ability to maintain current members and customers and grow our members and customers; risks associated with the effect of the COVID-19 pandemic, and governmental responses thereto on our operations, those of our vendors, our customers and members and the economy in general; risks associated with our supply chain and third-party service providers, interruptions in the supply of raw materials and merchandise, increased costs of raw materials, products and shipping costs due to inflation, disruptions at our warehouse facility and/or of our data or information services, issues affecting our shipping providers, and disruptions to the internet, any of which may have a material adverse effect on our operations; risks that effect our ability to successfully market our products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and our ability to maintain and strengthen our brand name; changes in consumer tastes and preferences and changing fashion trends; material changes and/or terminations of our relationships with key vendors; significant product returns from customers, excess inventory and our ability to manage our inventory; the effect of trade restrictions and tariffs, increased costs associated therewith and/or decreased availability of products; our ability to innovate, expand our offerings and compete against competitors which may have greater resources; certain anti-dilutive, drag-along and tag-along rights which may be deemed to be held by a former minority stockholder; our significant reliance on related party transactions and loans; the fact that our Chief Executive Officer has majority voting control over the Company; if the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior, the amount or accuracy of internet user information would decrease, which could harm our business and operating results; our ability to comply with the covenants of our loan and lending agreements and future loan covenants, and the fact that our lending facilities are secured by substantially all of our assets; our ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; our ability to protect our intellectual property and trade secrets, claims from third-parties that we have violated their intellectual property or trade secrets and potential lawsuits in connection therewith; our ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, our ability to comply with such new laws or regulations, changes in tax rates; our reliance and retention of our current management; the outcome of future lawsuits, litigation, regulatory matters or claims; the fact that we have a limited operating history; the effect of future acquisitions on our operations and expenses; our significant indebtedness; and others that are included from time to time in filings made by KIDPIK with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on KIDPIK’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. KIDPIK cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws and take no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Investor Relations Contact:
ir@kidpik.com
Media:
press@kidpik.com